UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2021

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 E. 5th Street, Suite 300

Fort Worth, Texas 76102

(Address of Principal Executive Offices)

(817) 529-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Credit Agreement Amendment

On May 3, 2021, Contango Oil & Gas Company (the “Company”) entered into the Fifth Amendment (the “Amendment”) to its Credit Agreement, dated as of September 17, 2019, by and among the Company and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (the “Credit Agreement”). The Amendment provides for, among other things, (i) an increase of the borrowing base from $120 million to $250 million effective May 3, 2021; (ii) a decrease in the Company’s minimum hedging covenant resulting in requiring hedging for at least 70% of the Company’s projected PDP volumes for 12 full calendar months from the date of delivery of each reserve report and at least 50% of the Company’s projected PDP volumes for months 13 through 24 from the date of delivery of each reserve report; (iii) a decrease in the maximum Total Debt/EBITDAX leverage ratio calculation from 3.5:1 to 3.25:1; (iv) the reinstatement of the minimum current ratio covenant calculation of 1.0:1.0 beginning with the quarter ending June 30, 2021; and (vi) the assumption of commitment amounts by new lenders and increased commitments from existing lenders.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On April 28, 2021, the Board of Directors (the “Board”) increased the size of the Board from five to seven directors and appointed Karen Simon and Janet Pasque to fill the vacancies created by the expansion of the Board, effective on April 28, 2021. Concurrent with her election as a director of the Company, Ms. Pasque was appointed to the Compensation Committee and Nominating Committee of the Board. Concurrent with her election as a director of the Company, Ms. Simon was appointed to the Audit Committee and Nominating Committee of the Board.

The Board determined that Ms. Pasque and Ms. Simon are both independent directors under the applicable rules and regulations of the SEC and within the meaning of the NYSE American listing standards. There are no arrangements or understandings between Ms. Pasque or Ms. Simon and any other persons pursuant to which Ms. Pasque or Ms. Simon was selected to serve a director. Additionally, there are no transactions involving the Company and Ms. Pasque or Ms. Simon that the Company would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Pasque’s and Ms. Simon’s compensation for services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 30, 2020.

Ms. Simon previously served as Vice Chairman, Investment Banking, at JPMorgan before retiring in December 2019. Over her 36 year banking career, she held a number of leadership positions, including Global Co-Head of Financial Sponsor Coverage, providing M&A and capital raising investment banking services to private equity funds, Co-Head of EMEA Debt Capital Markets and Head of EMEA Oil & Gas coverage, both in London, and most recently she founded JPMorgan’s Director Advisory new client group focused on providing advice to public company Directors. Since retiring in 2019, Ms. Simon has served on the boards of directors of various companies. Ms. Simon is currently a director of two European public companies, one of which she Chairs, Energean plc in London (LON: ENOG) (“Energean”), and Aker ASA in Oslo (OSL: AKER) (“Aker”). Energean is an E&P

company focused on natural gas resources in the eastern Mediterranean. In partnership with the CEO, she has worked on advancing the company’s growth strategy and energy transition while building critical governance and compliance frameworks since Energean’s IPO in March of 2018. She is a member of the Remuneration committee and Chairs the Nomination & Governance committee. Ms. Simon has served as a non-executive director of Aker since April 2013. Aker controls a number of industrial investments and is a leading Norwegian player in the energy transition space with recent entries into carbon capture, offshore and onshore wind power, and clean hydrogen production, plus a number of digital software offerings for industrial applications. Ms. Simon received dual graduate business degrees in 1983, an MBA from Southern Methodist University in Dallas and a Master of International Management from the American Graduate School of International Management (Thunderbird) in Arizona. She also graduated from the University of Colorado, earning a Bachelor of Arts cum laude in Economics.

Ms. Pasque served as an officer of Resolute Energy Corporation (“Resolute”) and its predecessor entities from 2004 to December 2010, and was in charge of the land and business development functions at Resolute. From 2003 until the founding of the Resolute’s predecessor entity in 2004, Ms. Pasque served as a land consultant to multiple oil and gas companies. From 1993 until the acquisition of the company in 2001, Ms. Pasque was a Vice President of HS Resources where she had responsibility for the land department and joint responsibility for the company’s exploration activities. Following the acquisition of HS Resources by Kerr-McGee in 2001 until 2003, Ms. Pasque managed the land functions at Kerr- McGee Rocky Mountain Corp. From 1989 until joining HS Resources in 1993, Ms. Pasque was a consultant to a privately funded drilling venture focused on exploration in the Rocky Mountain region. Ms. Pasque also worked for Champlin Petroleum Company from 1982 to 1989 and for Texaco Inc. from 1980 until 1982, focused on land acquisitions and drilling agreements in California, Alaska and the Rocky Mountain region. Since retiring in 2010, Ms. Pasque has served on the boards of directors of various companies. Ms. Pasque has served as a director of Legacy Reserves since January of 2021, and she previously served as a director of Resolute from August of 2017 until the sale of the Company in March of 2019. Ms. Pasque received a B.S. in Business Administration with a concentration in Finance and Real Estate from Colorado State University.

Item 7.01.	Regulation FD Disclosure.

Copies of press releases issued by the Company on April 29, 2021 and May 4, 2021, are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated May 3, 2021, by and among Contango Oil & Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto

99.1	Press release dated April 29, 2021

99.2	Press release dated May 4, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2021

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer